SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. _ )

Filed by the Registrant        [X]
Filed by a Party other than the Registrant     [_]

Check the appropriate box:
[_]        Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]        Definitive Proxy Statement
[_]        Definitive Additional Materials
[_]        Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


_______________________________________________________________________________

                (Name of Registrant as Specified In Its Charter)
                           TITANIUM METALS CORPORATION
_______________________________________________________________________________

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]        No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

           (1) Title of each class of securities to which transaction applies:
           _____________________________________________________________________
           (2) Aggregate number of securities to which transaction applies:
           _____________________________________________________________________
           (3) Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           _____________________________________________________________________
           (4) Proposed maximum aggregate value of transaction:
           _____________________________________________________________________
           (5) Total fee paid:
           _____________________________________________________________________
[_]        Fee paid previously with preliminary materials.
[_]        Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           (1)       Amount Previously Paid:
           _____________________________________________________________________
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           _____________________________________________________________________
           (3)       Filing Party:
           _____________________________________________________________________
           (4)        Date Filed:
           _____________________________________________________________________

                                     [LOGO]

                           Titanium Metals Corporation
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202



April 11, 2001



Dear Stockholder:

You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Titanium Metals Corporation ("TIMET" or the "Company"), which will be held on Tuesday, May 22, 2001, at 10:00 a.m. (local time), at the Company's executive offices located at 1999 Broadway, Suite 4300, Denver, Colorado. In addition to matters to be acted on at the meeting, which are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, we will update you on the Company. I hope that you will be able to attend.

Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope so that your shares are represented and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the Inspector of Election for the meeting in accordance with TIMET's Bylaws.


                                           Sincerely,




                                           J. Landis Martin
                                           Chairman of the Board,
                                           President and Chief Executive Officer

                           Titanium Metals Corporation
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202

                    Notice of Annual Meeting of Stockholders
                             to be Held May 22, 2001

To the Stockholders of Titanium Metals Corporation:

NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Meeting") of Titanium Metals Corporation, a Delaware corporation ("TIMET" or the "Company"), will be held on Tuesday, May 22, 2001, at 10:00 a.m. (local time), at the Company's executive offices located at 1999 Broadway, Suite 4300, Denver, Colorado, for the following purposes:

           (1) To elect five directors to serve until the 2002 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

           (2) To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company set the close of business on March 23, 2001, as the record date (the "Record Date") for the Meeting. Only holders of TIMET's common stock, $.01 par value per share, at the close of business on the Record Date, are entitled to notice of, and to vote at, the Meeting. The stock transfer books of the Company will not be closed following the Record Date. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any TIMET stockholder, for purposes related to the Meeting, for a period of ten days prior to the Meeting, at TIMET's corporate offices located at 1999 Broadway, Suite 4300, Denver, Colorado.

You are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement. If you choose, you may still vote in person at the Meeting even though you previously submitted your proxy.

In accordance with the Company's Bylaws, your vote, whether given by proxy or in person at the Meeting, will be held in confidence by the Inspector of Election for the Meeting.

                                             By order of the Board of Directors,



                                             Joan H. Prusse
                                             Vice President, Deputy
                                             General Counsel and Secretary

Denver, Colorado
April 11, 2001

                           Titanium Metals Corporation
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202
                              ---------------------

                                 PROXY STATEMENT
                              ---------------------

                               General Information

This Proxy Statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board of Directors") of Titanium Metals Corporation, a Delaware corporation ("TIMET" or the "Company"), for use at the 2001 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 22, 2001, at 10:00 a.m. (local time), at the Company's executive offices located at 1999 Broadway, Suite 4300, Denver, Colorado, and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the accompanying proxy card or voting instruction form will first be mailed to the holders of TIMET's common stock, $.01 par value per share ("TIMET Common Stock"), on or about April 13, 2001.

                             Purpose of the Meeting

Stockholders of the Company represented at the Meeting will consider and vote upon (i) the election of five directors to serve until the 2002 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified and (ii) such other business as may properly come before the Meeting. The Company is not aware of any business to be presented for consideration at the Meeting other than the election of directors.

                            Voting Rights and Quorum

The presence, in person or by proxy, of the holders of a majority of the shares of TIMET Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. Shares of TIMET Common Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will be counted as being in attendance at the Meeting for purposes of determining whether a quorum is present.

At the Meeting, directors of the Company will be elected by a plurality of the affirmative vote of the outstanding shares of TIMET Common Stock present (in person or by proxy) and entitled to vote. The accompanying proxy card or voting instruction form provides space for a stockholder to withhold authority to vote for any or all nominees for the Board of Directors. Neither shares as to which authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect nominees for the Board of Directors. However, since director nominees need only receive the vote of a plurality of the shares represented (in person or by proxy) at the Meeting and entitled to vote, a vote withheld from a particular nominee will not affect the election of such nominee.

Except as otherwise required by the Company's Restated Certificate of Incorporation, any other matter that may be submitted to a stockholder vote will require the affirmative vote of a majority of the shares represented at the Meeting (in person or by proxy) and entitled to vote. Shares of TIMET Common

Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will not be counted as votes for or against the approval of any such other matter.

First Chicago Trust Division of EquiServe ("First Chicago"), the transfer agent and registrar for TIMET Common Stock, has been appointed by the Board of Directors to ascertain the number of shares represented, receive proxies and ballots, tabulate the vote and serve as Inspector of Election at the Meeting. All proxies and ballots delivered to First Chicago will be kept confidential by First Chicago in accordance with the Company's Bylaws.

The record date set by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Meeting is the close of business on March 23, 2001 (the "Record Date"). Only holders of shares of TIMET Common Stock at the close of business on the Record Date are entitled to vote at the Meeting. As of the Record Date, there were 31,824,905 shares of TIMET Common Stock issued and outstanding, each of which will be entitled to one vote on each matter that comes before the Meeting.

AS OF THE RECORD DATE, TREMONT CORPORATION ("TREMONT") AND OTHER ENTITIES RELATED TO HAROLD C. SIMMONS HELD, IN THE AGGREGATE, APPROXIMATELY 47.1% OF THE OUTSTANDING SHARES OF TIMET COMMON STOCK. TREMONT AND SUCH OTHER ENTITIES HAVE INDICATED THEIR INTENTION TO HAVE SUCH SHARES REPRESENTED AT THE MEETING AND TO VOTE SUCH SHARES "FOR" THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR SET FORTH IN THIS PROXY STATEMENT. IF ALL OF SUCH SHARES ARE VOTED AS INDICATED AND ALL OTHER OUTSTANDING SHARES OF TIMET COMMON STOCK ARE REPRESENTED AND VOTED AT THE MEETING, THE ADDITIONAL AFFIRMATIVE VOTE OF APPROXIMATELY 3.0% OR MORE OF THE TIMET COMMON STOCK ENTITLED TO VOTE WILL ASSURE THE ELECTION OF EACH OF THE DIRECTOR NOMINEES SET FORTH BELOW. IN ADDITION, ALL OF SUCH NOMINEES FOR
DIRECTOR WILL BE ELECTED IF NO OTHER PERSON RECEIVES THE VOTE OF MORE SHARES THAN THE NUMBER OF SHARES VOTED BY TREMONT AND SUCH OTHER ENTITIES.

                               Proxy Solicitation

This proxy solicitation is being made by and on behalf of the Board of Directors of the Company. The Company will pay all expenses of this proxy solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone or personal contact for which such persons will receive no additional compensation. The Company has retained D.F. King & Co., Inc. to aid in the distribution of this Proxy Statement, at a cost that the Company estimates will be approximately $3,000. In addition, upon request, the Company will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of TIMET Common Stock held of record by such entities.

All shares of TIMET Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted (a) "FOR" the election of each of the five nominees set forth below as directors and (b) to the extent allowed by federal securities laws, in the discretion of the proxy holders on any other matter that may properly come before the Meeting. Each holder of record of TIMET Common Stock giving the proxy enclosed with this Proxy Statement may revoke it at any time, prior to the voting thereof at the Meeting, by (i) delivering to First Chicago a written revocation of the proxy, (ii) delivering to First Chicago a duly executed proxy bearing a later date, or (iii) voting in person at the Meeting. Attendance by a stockholder at the Meeting will not in itself constitute the revocation of a proxy previously given.

                              Election of Directors

The Bylaws of the Company currently provide that the Board of Directors shall consist of a minimum of three and a maximum of seventeen persons, as determined from time to time by the Board of Directors in its discretion. The number of directors is currently set at five. The five directors elected at the Meeting will hold office until the 2002 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.

Each of the nominees set forth below is currently a director of the Company whose term will expire at the Meeting. All nominees have agreed to serve if elected. If any nominee is not available for election at the Meeting, the proxy will be voted for an alternate nominee to be selected by the Board of Directors, unless the stockholder executing such proxy withholds authority to vote for the election of directors. The Board of Directors believes that all of its present nominees will be available for election at the Meeting and will serve if elected.

The Board of Directors recommends a vote "FOR" each of the nominees identified below.

Nominees for Director
The following information has been provided by the respective nominees for election to the Board of Directors.

Edward C. Hutcheson, Jr., 55, has been a director of TIMET since 1996. Since February 2000, Mr. Hutcheson has been involved in private investment activities and has provided consulting services to companies seeking capital. From March 1997 until February 2000, he served in several capacities with Pinnacle Global Group, Inc., a publicly owned financial services company, and its predecessor private companies. He served as Chief Operating Officer of the holding company and was a Principal of the merchant banking subsidiary. Mr. Hutcheson co-founded Crown Castle International, Inc. in 1994 and served as Chief Executive Officer or Chairman from its inception to March 1997. Crown Castle, a public company, owns and operates thousands of wireless communications sites in the US, UK and Australia. During 1994, Mr. Hutcheson was involved in private investment activities leading to the creation of the predecessor to Crown Castle. From 1987 through 1993, he served in senior management roles with Baroid Corporation, a publicly owned petroleum services company. His assignments included serving as President, Chief Operating Officer and a director of the holding company from 1990 through 1993. Mr. Hutcheson also serves on the board of directors of Crown Castle International and Trico Marine Services. Mr. Hutcheson serves as Chair of TIMET's Management Development and Compensation Committee (the "Compensation Committee") and is a member of TIMET's Audit Committee and Nominations Committee.

J. Landis Martin, 55, has been Chairman of the Board of TIMET since 1987, Chief Executive Officer of TIMET since 1995 and President since 2000 and previously from 1995 to 1996. Mr. Martin has served as Chairman of the Board of Tremont since 1990, as Chief Executive Officer and a director of Tremont since 1988 and as President of Tremont since 1987 (except for a period in 1990). Since 1987, Mr. Martin has served as President and Chief Executive Officer, and, since 1986, as a director of NL Industries, Inc. ("NL"), a manufacturer of titanium dioxide pigments. Tremont and NL may be deemed to be affiliates of TIMET. Mr. Martin is also a director of Halliburton Company, Apartment Investment and Management Company, Crown Castle International Corporation and Special Metals Corporation.

Glenn R. Simmons, 73, has been a director of TIMET since 1999. Mr. Simmons is Chairman of the Board of Keystone Consolidated Industries, Inc. ("Keystone"), a steel fabricated wire products, industrial wire and carbon steel rod company and CompX International Inc. ("CompX"), a manufacturer of ergonomic computer support systems, precision ball bearing slides and security products. CompX is a majority-owned, indirect subsidiary of Valhi, Inc. ("Valhi"), which is engaged in the manufacture of titanium dioxide pigments through its majority interest in NL and component products through its majority interest in CompX and also engaged in waste management. Since 1987, Mr. Simmons has been Vice Chairman of the Board of Valhi and of Contran Corporation ("Contran"), a diversified holding company that directly and through related entities holds approximately 94% of the outstanding shares of common stock of Valhi ("Valhi Common Stock") and 50% of the outstanding shares of common stock of Keystone. Valhi, together with other persons or entities related to Harold C. Simmons, holds approximately 80.1% of the outstanding shares of common stock of Tremont ("Tremont Common Stock"). Valhi and Tremont hold approximately 60.2% and 20.4%, respectively, of the outstanding shares of common stock of NL ("NL Common Stock"). Mr. Simmons has been an executive officer and/or director of various companies related to Valhi and Contran since 1969. Mr. Simmons is also a director of Tremont and NL. Keystone, Valhi and CompX may be deemed to be affiliates of TIMET. Mr. Simmons is a member of TIMET's Nominations Committee and Pension and Employee Benefits Committee. Mr. Simmons is a brother of Harold C. Simmons.

General Thomas P. Stafford (retired), 70, has been a director of TIMET since 1996. Gen. Stafford was a co-founder of and has been affiliated with Stafford, Burke and Hecker, Inc., a Washington-based consulting firm, since 1982. Gen. Stafford graduated from the United States Naval Academy in 1952. He was commissioned as an officer in the United States Air Force ("USAF") and attended the USAF Experimental Flight Test School in 1958. He was selected as an astronaut in 1962, piloted Gemini VI in 1965 and commanded Gemini IX in 1966. In 1969, Gen. Stafford was named Chief of the Astronaut Office and was the Apollo X commander for the first lunar module flight to the moon. He commanded the Apollo-Soyuz joint mission with the Soviet cosmonauts in 1975. After his retirement from the USAF in 1979 as Lieutenant General, in which his last assignment was Deputy Chief of Staff for Research, Development and Acquisitions, he became Chairman of Gibraltar Exploration Limited, an oil and gas exploration and production company, and served in that position until 1984, when he joined General Technical Services, Inc., a consulting firm. In addition to serving as a director of Tremont and NL, Gen. Stafford is a director of CMI Corporation and The Wackenhut Corp. Gen. Stafford serves as Chair of TIMET's Audit Committee and Nominations Committee and is a member of TIMET's Compensation Committee.

Steven L Watson, 50, has been a director of TIMET since February 2000. Mr. Watson has been President and a director of Valhi and Contran since 1998 and has served as an executive officer and/or director of Valhi, Contran and various companies related to Valhi and Contran since 1980. Mr. Watson also serves on the board of directors of Tremont, NL, CompX and Keystone. Mr. Watson serves on TIMET's Nominations Committee.

For  information  concerning  certain  transactions  to which  certain  director
nominees  are  parties  and  other  matters,  see  "Certain   Relationships  and
Transactions" below.

Board Meetings
The Board of Directors held seven meetings in 2000. Each of the directors participated in at least 75% of the total number of such meetings and of the committee meetings (for committees on which they served) held during their period of service in 2000.

Board Committees
The Board of Directors has established the following standing committees:

Audit Committee. The responsibilities and authority of the Audit Committee are, among other things, to review and recommend to the Board of Directors the selection of the Company's independent auditors, to consider the independence and effectiveness of the independent auditors, to review with the independent auditors the scope and results of the annual auditing engagement and the system of internal accounting controls, to review the Company's Annual Report on Form 10-K, including annual financial statements, to review and discuss with management the Company's interim financial statements and to direct and supervise special audit inquiries. The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement. The Company believes that each of the members of the Audit Committee is independent, in accordance with the requirements of the New York Stock Exchange. The current members of the Audit Committee are Gen. Thomas P. Stafford (Chair) and Edward C. Hutcheson, Jr. The Audit Committee held three meetings in 2000 and took action by written consent in lieu of a meeting twice in 2000. See "Independent Auditor Matters" below.

Management Development and Compensation Committee. The principal responsibilities and authority of the Compensation Committee are to review and approve certain matters involving executive compensation, including making recommendations to the Board of Directors regarding certain compensation matters involving the Chief Executive Officer, to review and approve grants of stock options, stock appreciation rights and awards of restricted stock under the Company's incentive plans, except as otherwise delegated by the Board of Directors, to review and recommend adoption of or revision to compensation plans and employee benefit programs, to review and recommend compensation policies and practices and to prepare such compensation committee disclosures as may be required, to review and recommend any executive employment contract, and to provide counsel on key personnel selection, organization strategies and such other matters as the Board of Directors may from time to time direct. The current members of the Compensation Committee are Edward C. Hutcheson, Jr. (Chair) and Gen. Thomas P. Stafford. The Compensation Committee held one meeting in 2000 and took action by written consent in lieu of a meeting once in 2000.

Nominations Committee. The principal responsibilities and authority of the Nominations Committee are to review and make recommendations to the Board of Directors regarding such matters as the size and composition of the Board of Directors, criteria for director nominations, director candidates, the term of office for directors and such other related matters as the Board of Directors may request from time to time. The current members of the Nominations Committee are Gen. Thomas P. Stafford (Chair), Glenn R. Simmons, Edward C. Hutcheson, Jr. and Steven L. Watson. The Nominations Committee held one meeting in 2000. In February 2001, the Nominations Committee reviewed and made its recommendations to the Board of Directors with respect to the election of directors at the Meeting. The Nominations Committee will consider recommendations by stockholders of the Company with respect to the election of directors if such recommendations are submitted in writing to the Secretary of the Company and received not later than December 31 of the year prior to the next annual meeting of stockholders.

Pension and Employee Benefits Committee. The Pension and Employee Benefits Committee (the "Benefits Committee") is established to oversee the administration of the Company's pension and employee benefit plans other than the 1996 Long Term Performance Incentive Plan of Titanium Metals Corporation (the "TIMET Stock Incentive Plan"). The Benefits Committee is currently composed of Glenn R. Simmons. The Benefits Committee held two meetings during 2000 and took action by written consent in lieu of a meeting once in 2000.

Members of the standing committees will be appointed at the meeting of the Board of Directors immediately following the Meeting. The Board of Directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.

Compensation of Directors
During 2000, directors of the Company who were not employees of the Company received an annual retainer of $15,000 in cash plus 500 shares of TIMET Common Stock. In February, 2001, the retainer share award was increased to 1,000 shares. In addition, non-employee directors receive an attendance fee of $1,000 per meeting for each meeting of the Board of Directors or a committee of the Board of Directors attended in person ($350 for telephonic participation). Committee Chairs receive an additional attendance fee of $1,000 for each committee meeting attended in person ($350 for telephonic participation). Directors are also reimbursed for reasonable expenses incurred in attending Board of Directors and committee meetings.

Under a director compensation plan adopted by the Company (the "Director Compensation Plan"), each non-employee director was granted an option to acquire 5,000 shares of TIMET Common Stock at $3.9375 per share in 2000. The current non-employee directors are Mr. Hutcheson, Mr. Simmons, Gen. Stafford and Mr. Watson.

                               Executive Officers

Set forth below is certain information relating to the current executive officers of the Company. Biographical information with respect to J. Landis
Martin is set forth under "Election of Directors" above. See also "Certain Relationships and Transactions" below.


Name                                      Age       Position(s)

J. Landis Martin                           55       Chairman of the Board, President and Chief Executive Officer;
                                                    Chairman of the Board,  President and Chief Executive Officer
                                                    of Tremont;  President and Chief Executive Officer of NL

Charles H. Entrekin, Jr., Ph.D.            52       Executive Vice President-Commercial

Christian Leonhard                         55       Executive Vice President-Operations

Robert E. Musgraves                        46       Executive Vice President and General Counsel; Vice President,
                                                    General Counsel and Secretary of Tremont

Mark A. Wallace                            43       Executive Vice President, Chief Financial Officer and Treasurer;  Vice
                                                    President, Chief Financial Officer and Treasurer of Tremont


Charles  H.   Entrekin,   Jr.,   Ph.D.,   52,  has  served  as  Executive   Vice
President-Commercial of TIMET since January 2000. Dr. Entrekin was Vice President of TIMET from 1997 to 2000 and President-North American Mill Products Operations from 1999 to 2000. From 1997 to 1999, he was President of the Company's wholly owned subsidiary Titanium Hearth Technologies, Inc. ("THT"), from 1993 to 1997 he was Vice President-Commercial of THT and from 1985 to 1993 he was Vice President-Technology of THT.

Christian Leonhard, 55, has served as Executive Vice President-Operations of TIMET since January 2000. Mr. Leonhard joined TIMET in 1988 as General Manager of TIMET France. He was promoted to President of TIMET Savoie in 1996 and President of European Operations in 1997.

Robert E. Musgraves has served as Executive Vice President of TIMET since January 2000 and has been General Counsel since 1990. Mr. Musgraves was Vice
President from 1990 to 2000 and Secretary of TIMET from 1991 to 2000. Mr. Musgraves has served as General Counsel and Secretary of Tremont since 1993 and has been a Vice President of Tremont since 1994.

Mark A. Wallace has served as Executive Vice President, Chief Financial Officer and Treasurer of TIMET since January 2000. Mr. Wallace served as Vice
President-Finance and Treasurer of TIMET from 1992 to 1997 and Vice President-Strategic Change and Information Technology of TIMET from 1997 to January 2000. Mr. Wallace has served as Vice President, Chief Financial Officer and Treasurer of Tremont since February 2000 and was Vice President-Controller and Treasurer of Tremont from 1992 to 1997.

                               Security Ownership

Ownership of TIMET Common Stock
The following table and accompanying notes set forth, as of the Record Date, the beneficial ownership, as defined by the regulations of the Securities and Exchange Commission (the "Commission"), of TIMET Common Stock held by (a) each person or group of persons known to TIMET to beneficially own more than 5% of the outstanding shares of TIMET Common Stock, (b) each director or nominee for director of TIMET, (c) each current or former executive officer of TIMET listed in the Summary Compensation Table below who is not a director or nominee for director of TIMET and (d) all current executive officers and directors of TIMET as a group. See note (3) following the table immediately below for information concerning individuals and entities that may be deemed to indirectly beneficially own those shares of TIMET Common Stock directly beneficially owned by Tremont. All information has been taken from or is based upon ownership filings made by such persons with the Commission or upon information provided by such persons to TIMET.


                         Ownership of TIMET Common Stock

                                                                                        TIMET Common Stock
                                                                             -----------------------------------------
                                                                             Amount and Nature of       Percent of
                                                                             Beneficial Ownership (1)    Class (2)
                                                                             ----------------------     --------------

Name of  Beneficial Owner
-------------------------
Greater than 5% Stockholders
    Tremont Corporation (3)(4)                                                    12,280,005               38.6%

    Combined Master Retirement Trust (3)                                           2,720,900                8.5%

    Dimensional Fund Advisors, Inc. (5)                                            2,344,500                7.4%

    ICM Asset Management, Inc. and James W. Simmons (6)                            1,857,463                5.8%

    Schroeder Investment Management North America Inc. (7)                         1,691,800                5.3%

Directors
    Edward C. Hutcheson, Jr. (8) (9)                                                  32,502                ---
    J. Landis Martin (3)(9)(10)                                                      316,719                ---
    Glenn R. Simmons (3)(11)                                                          13,000                ---
    Gen. Thomas P. Stafford (12)                                                      15,350                ---
    Steven L. Watson (3) (13)                                                         13,500                ---

Other Current Executive Officers
    Charles H. Entrekin, Jr. (14)                                                     60,800                ---
    Christian Leonhard (15)                                                           58,200                ---
    Robert E. Musgraves (16)(17)                                                      88,150                ---
    Mark A. Wallace (17)(18)                                                          97,500                ---

Former Executive Officer
    Andrew R. Dixey (9)(17)(19)                                                       81,690                ---

All Current Directors and Executive Officers of the Company as a group
(9 persons) (3)(8)(9)(10)(11)(12)(13)(14)(15)(16) (17)(18)(20)                       695,721                2.2%

------------

(1)        All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating individual and group percentages, the number of shares treated as outstanding for each individual includes stock options exercisable by such individual (or all individuals included in the group) within 60 days of the Record Date and shares each individual may acquire by conversion of convertible securities.

(3) Tremont and the Combined Master Retirement Trust (the "CMRT") directly beneficially own approximately 38.6% and 8.5% of the outstanding shares of TIMET Common Stock. Valhi established the CMRT to permit the collective investment by master trusts that maintain the assets of certain employee benefit plans adopted by Valhi and related companies. Harold C. Simmons is the sole trustee of the CMRT and a member of the trust investment committee of the CMRT. Valhi's board of directors selects the trustee and members of the trust investment committee for the CMRT. Harold C. Simmons, Glenn R. Simmons and Steven L. Watson are each members of Valhi's board of directors and are participants in one or more of the employee benefit plans that invest through the CMRT. However, each such person disclaims beneficial ownership of the shares of TIMET Common Stock held by the CMRT, except to the extent of his individual, vested beneficial interest in the assets held by the CMRT.

           Based upon information supplied to the Company by Valhi, Tremont Group, Inc. ("TGI") and Tremont Holdings, LLC ("TRE Holdings") are the direct holders of approximately 80.0% and 0.1%, respectively, of the outstanding shares of Tremont Common Stock. Valhi and TRE Holdings are the direct holders of 80.0% and 20.0%, respectively, of the outstanding common stock of TGI. NL is the sole member of TRE Holdings.

           Valhi and Tremont are the direct holders of approximately 60.2% and 20.4%, respectively, of the outstanding shares of NL Common Stock. Valhi Group, Inc. ("VGI"), National City Lines, Inc. ("National"), and Contran are the holders of approximately 81.7%, 9.5%, and 1.8%, respectively, of the outstanding shares of Valhi Common Stock.
           National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie Holding") are the direct holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the direct holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the direct holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the direct holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of 100% of the outstanding common stock of Dixie Rice and approximately 88.9% of the outstanding common stock Southwest. Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold C. Simmons (the "Trusts"), of which Mr. Simmons is the sole trustee. As sole trustee of the Trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by the Trusts. Mr. Simmons, however, disclaims beneficial ownership of any Contran shares held by the Trusts.

           Harold C. Simmons is Chairman of the Board and Chief Executive Officer of TGI, Valhi, VGI, National, NOA, Dixie Holding, Dixie Rice, Southwest and Contran. Mr. Simmons is also Chairman of the Board and Chief Executive Officer of NL and a director of Tremont.

           By virtue of the holding of the offices, the stock ownership, and his service as trustee, all as described above, Mr. Simmons may be deemed to control the entities described above, and Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of the shares of Tremont, Valhi, NL and TIMET Common Stock held directly by certain of such other entities. Mr. Simmons, however, disclaims beneficial ownership of such shares beneficially owned, directly or indirectly, by any of such entities, except to the extent otherwise expressly indicated in this note.

           Glenn R. Simmons and Steven L. Watson are directors of NL, Valhi and Contran, J. Landis Martin is a director of NL and all of such persons are directors of TGI and Tremont. Each of such persons disclaims beneficial ownership of the shares of Tremont Common Stock that TGI, NL, Valhi or Contran directly or indirectly beneficially holds and the shares of TIMET Common Stock held by Tremont.

           The Harold Simmons Foundation, Inc. (the "Foundation") directly holds approximately 0.5% of the outstanding shares of Valhi Common Stock. The Foundation is a tax-exempt foundation organized for charitable purposes. Harold C. Simmons is Chairman of the Board and Chief Executive Officer of the Foundation and may be deemed to control the Foundation. Mr. Simmons, however, disclaims beneficial ownership of any shares of Valhi Common Stock held by the Foundation.

           The CMRT also directly holds approximately 0.1% of the outstanding shares of Valhi Common Stock. Harold C. Simmons, Glenn R. Simmons and Steven L. Watson each disclaim beneficial ownership of the shares of Valhi and TIMET Common Stock held by the CMRT, except to the extent of his individual, vested beneficial interest in the assets held by the CMRT.

           The Contran Deferred Compensation Trust No. 2 (the "CDCT No. 2") directly holds approximately 0.4% of the outstanding shares of Valhi Common Stock. U.S. Bank National Association serves as the trustee of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran must satisfy the balance of such obligations. Pursuant to the terms of the CDCT No. 2, Contran retains the power to vote the shares of Valhi Common Stock held by the CDCT No. 2, retains dispositive power over such shares and may be deemed the indirect beneficial owner of such shares. Mr. Simmons, however, disclaims beneficial ownership of the shares owned, directly or indirectly, by the CDCT No. 2, except to the extent of his interest as a beneficiary of the CDCT No. 2.

           Valmont Insurance Company ("Valmont") and a subsidiary of NL directly own 1,000,000 shares and 1,186,200 shares, respectively, of the outstanding shares of Valhi Common Stock. Valhi directly holds 100% of the outstanding common stock of Valmont. Pursuant to Delaware law, Valhi treats the shares of Valhi Common Stock owned by Valmont and the subsidiary of NL as treasury stock for voting purposes. For the purposes of this footnote, such shares are not deemed outstanding.

           Harold C. Simmons' spouse is the direct owner of 77,000 shares of Valhi Common Stock and 69,475 shares of NL Common Stock. Mr. Simmons may be deemed to share indirect beneficial ownership of such shares. However, Mr. Simmons disclaims all such beneficial ownership.

           The business address of TGI, Valhi, VGI, National, NOA, Dixie Holding, Contran, the CMRT and the Foundation is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana 70542. The business address of Southwest is 402 Canal Street, Houma, Louisiana 70360. The business address of TRE Holdings is 16825 Northchase Drive, Suite 1200, Houston, Texas 77060.

(4) The address of Tremont Corporation is 1999 Broadway, Suite 4300, Denver, Colorado 80202.

(5) As reported in Amendment No. 1 to Statement on Schedule 13G filed with the Commission dated February 2, 2001. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(6) As reported in Amendment No. 3 to Statement on Schedule 13G filed with the Commission dated February 13, 2001. The address of ICM Asset Management, Inc. and James M. Simmons is 601 W. Main Avenue, Suite 600, Spokane, Washington 99201.

(7) As reported in Statement on Schedule 13G filed with the Commission dated February 14, 2001. The address of Schroeder Investment Management North America Inc. is 787 Seventh Avenue, 34th Floor, New York, NY 10019.

(8) The shares of TIMET Common Stock shown as beneficially owned by Edward C. Hutcheson, Jr. include 12,750 shares that Mr. Hutcheson has the right to acquire by the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan.

(9) Edward C. Hutcheson, Jr., J. Landis Martin and Andrew R. Dixey are the holders of 13,332 (all held indirectly), 16,332 (13,332 held indirectly) and 5,500 shares, respectively, of the 6-5/8% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities ("TIMET Trust Securities") of the TIMET Capital Trust I. See
           "Ownership  of  TIMET  Trust  Securities"  below.  Such  TIMET  Trust
           Securities are convertible into 17,852, 21,869 and 7,365 shares of TIMET Common Stock, respectively, which amounts are included in the respective TIMET Common Stock ownership numbers shown for each of Mr. Hutcheson, Mr. Martin and Mr. Dixey. No other director, nominee for director or executive officer of TIMET is known to hold any TIMET Trust Securities.

(10) The shares of TIMET Common Stock shown as beneficially owned by J. Landis Martin include (i) 180,600 shares that Mr. Martin has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan and (ii) 400 shares held by Mr. Martin's daughters, beneficial ownership of which is disclaimed by Mr. Martin.

(11)       The shares of TIMET Common Stock shown as beneficially owned by Glenn
           R. Simmons include 10,000 shares that Mr. Simmons has the right to acquire by the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan.

(12) The shares of TIMET Common Stock shown as beneficially owned by Thomas P. Stafford include 12,750 shares that Gen. Stafford has the right to acquire by the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan.

(13) The shares of TIMET Common Stock shown as beneficially owned by Steven L. Watson include 5,000 shares that Mr. Watson has the right to acquire by the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan.

(14) The shares of TIMET Common Stock shown as beneficially owned by Charles H. Entrekin, Jr. include (i) 20,600 shares that Dr. Entrekin has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan and (ii) 32,000 shares of TIMET Common Stock that represent restricted shares under the terms of the TIMET Stock Incentive Plan with respect to which shares Dr. Entrekin has the power to vote and receive dividends.

(15) The shares of TIMET Common Stock shown as beneficially owned by Christian Leonhard include (i) 18,200 shares that Mr. Leonhard has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan and (ii) 32,000 shares of TIMET Common Stock that represent restricted shares under the terms of the TIMET Stock Incentive Plan with respect to which shares Mr. Leonhard has the power to vote and receive dividends.

(16) The shares of TIMET Common Stock shown as beneficially owned by Robert E. Musgraves include (i) 37,800 shares that Mr. Musgraves has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan, (ii) 200 shares held by members of Mr. Musgraves' household, beneficial ownership of which is disclaimed by Mr. Musgraves and (iii) 32,000 shares of TIMET Common Stock that represent restricted shares under the terms of the TIMET Stock Incentive Plan with respect to which shares Mr. Musgraves has the power to vote and receive dividends.

(17) Of the shares of TIMET Common Stock shown as beneficially owned by Robert E. Musgraves, Mark A. Wallace and Andrew R. Dixey, 14,400, 8,000 and 22,465 shares (of which, 7,365 shares of Mr. Dixey's total are represented by TIMET Trust Securities), respectively, are pledged to TIMET to secure repayment of loans from TIMET to such individual used to purchase such shares or pay taxes with respect to restricted shares on which the restrictions have lapsed. See "Certain Relationships and Transactions--Contractual Relationships--TIMET Executive Stock Ownership Loan Plan" below.

(18)       The shares of TIMET Common Stock shown as beneficially  owned by Mark
           A. Wallace include (i) 45,000 shares that Mr. Wallace has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan and (ii) 32,000 shares of TIMET Common Stock that represent restricted shares under the terms of the TIMET Stock Incentive Plan with respect to which shares Mr. Wallace has the power to vote and receive dividends.

(19) Andrew R. Dixey resigned as an executive officer of TIMET effective February 4, 2000. The shares of TIMET Common Stock shown as beneficially owned by Mr. Dixey include 41,400 shares that Mr. Dixey has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan.

(20) The shares of TIMET Common Stock shown as beneficially owned by "All Current Directors and Executive Officers as a group" include 342,700 shares that members of this group have the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan or the TIMET Director Compensation Plan and 47,086 shares that members of this group have the right to acquire by the conversion of TIMET Trust Securities.

TIMET understands that Tremont and related entities may consider acquiring or disposing of shares of TIMET Common Stock through open-market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of TIMET Common Stock in the market, an assessment of the business of and prospects for TIMET, financial and stock market conditions and other factors. TIMET may similarly consider such acquisitions of shares of TIMET Common Stock and acquisition or disposition of securities issued by related parties. TIMET does not, and understands that Tremont also does not, presently intend to engage in any transaction or series of transactions that would result in the TIMET Common Stock's becoming eligible for termination of registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or ceasing to be traded on a national securities exchange.

Ownership of Tremont Common Stock
By virtue of the share ownership described above, for purposes of the Commission's regulations, Tremont may be deemed to be the parent of TIMET. The following table and accompanying notes set forth the beneficial ownership, as of the Record Date, of Tremont Common Stock held by (i) each director or nominee for director of TIMET, (ii) each current or former executive officer identified in the table under the heading "Ownership of TIMET Common Stock" and (iii) all current directors and executive officers of TIMET as a group. Except as set forth below and under the heading "Ownership of TIMET Trust Securities" below, no securities of TIMET's subsidiaries or less than majority owned affiliates are beneficially owned by any director, nominee for director or executive officer of TIMET. All information has been taken from or is based upon, ownership filings made by such persons with the Commission or upon information provided by such persons to TIMET or Tremont.


                        Ownership of Tremont Common Stock

                                                                                      Tremont Common Stock
                                                                            ------------------------------------------
                                                                             Amount and Nature of        Percent of
                                                                             Beneficial Ownership (1)     Class (2)
                                                                            -----------------------     --------------

Name of  Beneficial Owner
-------------------------

Directors
    Edward C. Hutcheson, Jr.                                                          -0-                   ---
    J. Landis Martin (3)(4)                                                       104,359                   1.6%
    Glenn R. Simmons (4)(5)                                                           534                   ---
    Gen. Thomas P. Stafford (6)                                                     4,000                   ---
    Steven L. Watson (4)                                                            4,474                   ---

Other Current Executive Officers
    Charles H. Entrekin, Jr.                                                          -0-                   ---
    Christian Leonhard                                                                -0-                   ---
    Robert E. Musgraves (7)                                                         9,500                   ---
    Mark A. Wallace                                                                    66                   ---

Former Executive Officer
    Andrew R. Dixey                                                                   -0-                   ---

All Current Directors and Executive Officers of the Company as a group
(9 persons) (3)(4)(5)(6)(7)(8)                                                    122,933                   1.9%

-------------

(1)        All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating individual and group percentages, the number of shares treated as outstanding for each individual includes stock options exercisable by such individual (or all individuals included in the group) within 60 days of the Record Date.

(3)        The shares of Tremont Common Stock shown as beneficially  owned by J.
           Landis Martin include 60,000 shares that Mr. Martin has the right to acquire by exercise of stock options within 60 days of the Record Date under the Tremont 1988 Long Term Performance Incentive Plan ("Tremont Stock Incentive Plan").

(4) Based upon information supplied to the Company by Valhi, TGI and TRE Holdings are the direct holders of approximately 80.0% and 0.1%, respectively, of the outstanding shares of Tremont Common Stock. See note (3) to the table appearing under the heading "Ownership of TIMET Common Stock" above for information concerning individuals and entities that may be deemed to indirectly beneficially own the shares of Tremont Common Stock directly beneficially owned by such entities. Glenn R. Simmons, Harold C. Simmons, Steven L. Watson and J. Landis Martin disclaim beneficial ownership of all of the shares of Tremont Common Stock owned by such entities, except as otherwise noted in such note (3).

(5) The shares of Tremont Common Stock shown as beneficially owned by Glenn R. Simmons include 515 shares that are held in Mr. Simmons' individual retirement account.

(6) The shares of Tremont Common Stock shown as beneficially owned by Thomas P. Stafford include 4,000 shares that Gen. Stafford has the right to acquire by the exercise of stock options within 60 days of the Record Date under the Tremont Corporation 1992 Non-Employee Director Stock Option Plan ("Tremont Director Plan").

(7) The shares of Tremont Common Stock shown as beneficially owned by Robert E. Musgraves represent shares that Mr. Musgraves has the right to acquire by the exercise of stock options within 60 days of the Record Date under the Tremont Stock Incentive Plan.

(8) The shares of Tremont Common Stock shown as beneficially owned by all current directors and executive officers as a group include 73,500 shares that members of this group have the right to acquire by the exercise of stock options within 60 days of the Record Date under the Tremont Stock Incentive Plan or the Tremont Director Plan.

Ownership of TIMET Trust Securities
The TIMET Capital Trust I (the "TIMET Trust") is a statutory business trust formed under the laws of the State of Delaware, all of whose common securities are owned by TIMET. The TIMET Trust Securities represent undivided beneficial interests in the TIMET Trust. The TIMET Trust exists for the sole purpose of issuing the TIMET Trust Securities and investing in an equivalent amount of 6-5/8% Convertible Junior Subordinated Debentures due 2026 (the "Debentures") of TIMET. The TIMET Trust Securities are convertible, at the option of the holder thereof, into an aggregate of approximately 5.4 million shares of TIMET Common Stock at a conversion rate of 1.339 shares of TIMET Common Stock for each TIMET Trust Security. TIMET has, in effect, fully and unconditionally guaranteed repayment of all amounts due on the TIMET Trust Securities.

The TIMET Trust Securities were issued pursuant to an offering exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to an agreement with the original purchasers of the TIMET Trust Securities, TIMET has filed a registration statement under the Securities Act to register, among other things, the TIMET Trust Securities, the Debentures, the TIMET Common Stock issuable upon the conversion of the TIMET Trust Securities, and certain other shares of TIMET Common Stock that are held by, or may be acquired by, Tremont. See "Certain Relationships and Transactions--Contractual Relationships--Registration Rights" below. Except as set forth in note (9) to the table under the heading "Ownership of TIMET Common Stock" above, no director, nominee for director or executive officer of TIMET is known to hold any TIMET Trust Securities.

                             Executive Compensation

Summary of Cash and Certain Other Compensation of Executive Officers
The following table and accompanying notes set forth certain information regarding the compensation paid by TIMET to (i) TIMET's Chief Executive Officer,
(ii) TIMET's four other most highly compensated executive officers serving as executive officers at the end of the last completed fiscal year and (iii) one former executive officer for whom disclosures would have been provided in category (ii) above but for the fact that he was not serving as an executive officer at the end of the last completed fiscal year, in each case for services rendered during each of the fiscal years 1998, 1999 and 2000 (regardless of the year in which actually paid).


                        Summary Compensation Table (1)(2)
                                                                                     Long Term Compensation
                                                                                             Awards
                                                                                  Restricted    Securities            All Other
                                                       Annual Compensation      Stock Awards    Underlying        Compensation ($)
Name and Principal Position                Year    Salary ($)   Bonus ($) (3)       ($)(4)      Options (#)              (5)

Current Executive Officers
J. Landis Martin (6)                       2000      500,000             -0-           -0-        250,000              13,670
   Chairman of the Board and               1999      500,000             -0-           -0-        111,000               9,760
   Chief Executive Officer                 1998      500,000         265,000           -0-         75,000              14,573

Charles H. Entrekin, Jr.                   2000      245,833          30,000       185,000            -0-              12,760
   Executive Vice President-Commercial     1999      200,000          40,000           -0-         18,000              10,096
                                           1998      150,000          33,000           -0-          9,000               9,707

Christian J. M. Leonhard (7)               2000      244,121          30,000       185,000            -0-             108,295
   Executive Vice President-Operations     1999      184,772             -0-           -0-         18,000              55,568
                                           1998      203,087          35,065           -0-          9,000              91,014

Robert E. Musgraves                        2000      247,917          30,000       185,000            -0-              10,351
   Executive Vice President and            1999      225,000          45,000           -0-         27,000               8,773
   General Counsel                         1998      175,000          84,000           -0-         15,000              13,108

Mark A. Wallace                            2000      245,833          40,000       185,000            -0-               8,924
   Executive Vice President, Chief         1999      200,000          40,000           -0-         30,000               7,453
   Financial Officer and Treasurer         1998      150,000          72,000           -0-         15,000              10,076

Former Executive Officer
Andrew R. Dixey (8)                        2000        9,615             -0-           -0-            -0-             309,257
   Former President and Chief              1999      300,000             -0-           -0-         54,000              35,565
   Operating Officer                       1998      300,000         159,000           -0-         36,000              47,273


---------------

(1) Columns required by the regulations of the Commission that would contain no entries have been omitted.

(2) J. Landis Martin, Robert E. Musgraves, and Mark A. Wallace also currently serve as executive officers of Tremont. The amounts shown as salary and bonus for Mr. Martin, Mr. Musgraves and Mr. Wallace represent the full amount paid by TIMET for services rendered by such persons on behalf of both TIMET and Tremont during 1998, 1999 and 2000. Pursuant to an intercorporate services agreement, in each of 1998, 1999 and 2000 Tremont reimbursed TIMET for approximately 10% of the TIMET salary and regular bonus of each of Mr. Martin and Mr. Musgraves, and, in 2000, of Mr. Wallace, plus, in each case, a proportionate share of applicable estimated fringe benefits and overhead expense for each, as follows:


                       Year             Martin         Musgraves       Wallace
                       2000          $  60,000          $33,360        $31,570
                       1999          $  60,000          $32,760            -0-
                       1998          $  91,800          $31,080            -0-

           TIMET expects that Mr. Martin, Mr. Musgraves and Mr. Wallace will each devote approximately 10% of his total TIMET/Tremont time during 2001 to Tremont matters. Accordingly, it is anticipated that Tremont will reimburse TIMET for such proportionate percentage of the 2001 salary and regular bonus paid by TIMET to such individuals (plus a proportionate share of applicable estimated fringe benefits and overhead expense for each) pursuant to an intercorporate services agreement. See "Certain Relationships and Related Transactions--Contractual Relationships--Tremont Intercorporate
           Services Agreement" below.

(3) Under TIMET's variable incentive compensation plan (the "Employee Cash Incentive Plan") applicable during 1998, 1999 and 2000 to Dr. Entrekin, Mr. Leonhard, Mr. Musgraves and Mr. Wallace, a portion of the compensation payable to such individuals under this plan is based upon TIMET's financial performance, while the balance is based on the assessed performance of the individual officer. (Mr. Leonhard was under a variation of this program in Europe during 1998 and 1999.) In lieu of participating in the TIMET Employee Cash Incentive Plan, Mr. Martin participates and, for the years shown, Mr. Dixey participated, in TIMET's Senior Executive Cash Incentive Plan (the "Senior Executive Cash Incentive Plan") which provides for payments based solely upon TIMET's financial performance. Except as reflected in note (5) below, the amounts shown in the "Bonus" column represent amounts paid under the Employee Cash Incentive Plan or the Senior Executive Cash Incentive Plan, as applicable to such individual.

(4) The amounts shown for Dr. Entrekin, Mr. Leonhard, Mr. Musgraves and Mr. Wallace under the heading "Long Term Compensation--Awards--Restricted Stock Awards" represent 40,000 shares each of restricted TIMET Common Stock granted to such individuals under the TIMET Stock Incentive Plan effective as of February 23, 2000, valued at the closing price for TIMET Common Stock on such date ($4.625 per share). As of December 31, 2000, each such person held 40,000 shares of restricted TIMET Common Stock (valued at $270,000 each at the $6.75 per share closing price of TIMET Common Stock on December 29, 2000). The restrictions lapse as to 20% of such shares on each of the first five anniversaries of such grant date. Any shares as to which restrictions have not lapsed are subject to forfeiture in the event of the termination of the individual's employment with TIMET (for reasons other than death, disability or retirement). Holders of restricted stock are entitled to vote and receive dividends with respect to such shares prior to the date restrictions lapse thereon.

(5) Except as otherwise indicated in notes (6), (7) and (8) below, "All Other Compensation" amounts represent (i) matching contributions made or accrued by TIMET pursuant to the savings feature of TIMET's Retirement Savings Plan, (ii) retirement contributions made or accrued by TIMET pursuant to the Retirement Savings Plan and (iii) life insurance premiums paid by TIMET, as follows:

                                     Year        Martin          Entrekin        Leonhard         Musgraves        Wallace

         Savings Match ($)           2000         5,000           4,920              -0-            2,509           2,456
                                     1999         1,600           3,946              -0-            1,600           1,600
                                     1998         6,400           3,911              -0-            6,400           4,501

         Retirement                  2000         8,670           7,350              -0-            6,290           5,100
         Contribution ($)
                                     1999         8,160           4,800              -0-            5,920           4,800
                                     1998         8,160           4,500              -0-            5,920           4,800

         Life Insurance ($)          2000           -0-             490              563            1,552           1,368
                                     1999           -0-           1,350              -0-            1,253           1,053
                                     1998           -0-           1,296              -0-              788             775

(6) The amounts shown as "Bonus" for Mr. Martin do not reflect any portion of the previously reported special bonus of $2 million awarded by Tremont in 1996, of which $145,000 was paid by Tremont to Mr. Martin in 1998. Interest on the unpaid balance was paid in 1998 at 8.75% per annum, which amount is reflected in the "All Other Compensation" column for Mr. Martin to the extent such interest was in excess of 120% of the applicable federal long-term interest rate ($13 in 1998).

(7) The amounts shown for 1998, 1999 and 2000 represent amounts paid or accrued by TIMET, TIMET's wholly owned subsidiary, TIMET UK, Ltd. ("TIMET UK"), or TIMET UK's 70%-owned subsidiary, TIMET Savoie, S.A. ("TIMET Savoie"). The portion of Mr. Leonhard's compensation paid by TIMET UK was paid in British pounds sterling. The exchange rate used was (pound)1 = $1.66 for 1998, (pound)1 = $1.62 for 1999 and (pound)1 = $1.52 for 2000. The portion of Mr. Leonhard's compensation paid by TIMET Savoie was paid in French francs. The exchange rate used was FF1 = $.17 for 1998, FF1 = $.16 for 1999 and FF1 = $.15 for 2000. The amounts shown in "All Other Compensation" include $107,732 in 2000, $55,568 in 1999 and $91,014 in 1998 paid to or on behalf of Mr. Leonhard in connection with his foreign assignments (including housing and car allowance, tax equalization payments, relocation costs and income taxes with respect to certain of such payments).

(8) The amounts shown for 1998, 1999 and 2000 represent amounts paid or accrued either by TIMET or TIMET UK. The portion of Mr. Dixey's compensation paid by TIMET UK was paid in British pounds sterling. The exchange rate used was (pound)1 = $1.66 for 1998, (pound)1 = $1.62 for 1999 and (pound)1 = $1.52 for 2000. For Mr. Dixey, "All Other Compensation" represents the amount contributed or accrued by TIMET UK with respect to Mr. Dixey's TIMET UK supplemental pension plan. See "Pension Plans" below. Mr. Dixey resigned as an executive officer of TIMET effective February 4, 2000, and for 2000, the amounts shown as "All Other Compensation" for Mr. Dixey also include $272,456 in severance payments.

Pension Plans
The TIMET UK Limited Pension Plan (the "TIMET UK Pension Plan") covers substantially all of TIMET UK's senior salaried employees. Such employees generally became eligible to receive a retirement benefit under such plan after completion of two years of service. Benefits under the TIMET UK Pension Plan are generally formulated on the basis of a straight-line annuity based upon the number of years of pensionable service credited to the participant, up to a maximum of 32 years, divided by 48 years and multiplied by the final pensionable pay of the participant after deducting a basic state pension offset. Final pensionable pay is calculated using the average pay during the three years of employment in which the individual's pay was the highest.

The following table lists annual benefits under the TIMET UK Pension Plan for the pensionable pay and years of pensionable service set forth below:

                                                                  Years of Pensionable Service
                                             -----------------------------------------------------------------------
                                                  15            20             25            30            35
            Final Pensionable Pay ((pound))
              (maximum of(pound)91,800)           25,216        34,779      44,341           53,904        57,728

Final pensionable pay pursuant to the TIMET UK Pension Plan is capped at (pound)91,800. Andrew R. Dixey is the only executive named in the Summary Compensation Table who participates in the TIMET UK Pension Plan. Since Mr. Dixey's compensation exceeded the earnings cap under the TIMET UK Pension Plan, his pensionable pay under the TIMET UK Pension Plan is equal to the earnings cap. As of December 31, 2000, Mr. Dixey was credited with approximately five years of pensionable service under the TIMET UK Pension Plan.

In addition to the TIMET UK Pension Plan, Mr. Dixey participates in a supplemental pension plan through TIMET UK. The TIMET UK supplemental plan requires monthly contributions by TIMET UK of 20% of that portion of Mr. Dixey's basic monthly salary that exceeds the TIMET UK Pension Plan earnings cap. Upon Mr. Dixey's retirement, TIMET UK's contributions to the plan are required to be paid to Mr. Dixey.

Stock Option/SAR Grants in Last Fiscal Year
The following table and accompanying notes provide information, with respect to the executive officers of TIMET named in the "Summary Compensation Table" above, concerning the grant of stock options under the TIMET Stock Incentive Plan during fiscal year 2000. No stock appreciation rights ("SARs") have been granted under the TIMET Stock Incentive Plan.

                      Option/SAR Grants in Last Fiscal Year


                                                     Percent of
                                                        Total                                    Potential Realizable
                                       Number of       Options                                  Value at Assumed Annual
                                      Securities     Granted to    Exercise or                   Rates of Stock Price
                                      Underlying    Employees in    Base Price                 Appreciation for Option
                         Date of        Options      Fiscal Year       (2)        Expiration         Term ($) (3)
Name                      Grant       Granted (1)                   ($/Share)        Date             5%            10%


J. Landis Martin          2/23/00         100,000                       7.00      2/23/2010         23,000       451,000
                          2/23/00         100,000                       9.00      2/23/2010            -0-       251,000
                          2/23/00          50,000         99%          11.00      2/23/2010            -0-        25,500

---------------


(1) Options become exercisable 40% on the second anniversary of the date of grant and 20% on each of the third, fourth and fifth anniversaries of such date.

(2) The exercise prices of $7.00, $9.00 and $11.00 per share were arbitrarily chosen above-market values. They represent $2.5625, $4.5625 and $6.5625, respectively, above the "fair market value" of TIMET Common Stock of $4.4375 on the grant date, calculated as the mean of the highest and lowest sales prices on such date (the "Grant Date FMV").

(3) Pursuant to the rules of the Commission, these amounts reflect the calculations at assumed 5% and 10% appreciation rates from the Grant Date FMV. Such calculations are not intended to forecast future appreciation, if any, and do not necessarily reflect the actual value, if any, that may be realized. The actual value of such options, if any, would be realized only upon the exercise of such options and will depend upon the actual future performance of TIMET Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved. The potential realizable value was computed as the difference between the appreciated value (at the end of the ten-year term of the options) of TIMET Common Stock into which the identified stock options are exercisable and the aggregate exercise price of such options. The appreciated value per share at the end of the ten-year term would be $7.23 and $11.51 at the assumed 5% and 10% appreciation rates, respectively.

Stock Option Exercises and Holdings
Prior to 1996, executive officers of TIMET were granted stock options pursuant to the Tremont Stock Incentive Plan. Since 1996, such executive officers have been granted stock options pursuant to the TIMET Stock Incentive Plan. The following table and accompanying notes provide information, with respect to the executive officers of TIMET listed in the "Summary Compensation Table" above, concerning the exercise of TIMET and Tremont stock options during the last fiscal year and the value of unexercised TIMET and Tremont stock options held as of December 31, 2000. None of Mr. Dixey, Dr. Entrekin, Mr. Leonhard or Mr. Wallace holds any Tremont stock options. No SARs have been granted under the TIMET Stock Incentive Plan or the Tremont Stock Incentive Plan. TIMET has previously agreed to reimburse Tremont for the difference between the market price of Tremont Common Stock on the date of exercise of a Tremont stock option held by a TIMET employee (up to $16.625 per share) and the exercise price of such option. See also "Certain Relationships and Transactions--Contractual Relationships--Option Reimbursement Agreement" below.


                                Aggregated Option Exercises in 2000 and 12/31/00 Option Values

                                                                               Number of Securities       Value of Unexercised
                                                                              Underlying Unexercised         In-the-Money
                                                                                     Options                  Options at
                                          Shares                                 at 12/31/00 (#)             12/31/00 ($)
                                        Acquired on           Value                Exercisable/              Exercisable/
     Name                              Exercise (#)       Realized ($)            Unexercisable              Unexercisable

     TIMET
     J. Landis Martin                         -0-                 -0-            109,200/440,800                -0-/-0-
     Charles H. Entrekin, Jr.                 -0-                 -0-             11,600/25,400                 -0-/-0-
     Christian J. M. Leonhard                 -0-                 -0-              8,600/25,400                 -0-/-0-
     Robert E. Musgraves                      -0-                 -0-             21,000/45,600                 -0-/-0-
     Mark A. Wallace                          -0-                 -0-             27,600/47,400                 -0-/-0-
     Andrew R. Dixey                          -0-                 -0-               41,400/-0-                  -0-/-0-

     Tremont
     J. Landis Martin                         -0-                 -0-               60,000/-0-               1,338,750/-0-
     Robert E. Musgraves                    2,000              37,050                9,500/-0-                 203,250/-0-


Severance Arrangements
In 1999, the Company adopted a policy applicable to certain executive officers of the Company, including Mr. Martin, Mr. Musgraves and Mr. Wallace, providing that the following payments will be made to each such individual in the event his or her employment is terminated by TIMET without cause (as defined in the policy) or such individual terminates his or her employment with TIMET for good reason (as defined in the policy): (i) one times such individual's annual TIMET base salary paid in the form of salary continuation, (ii) prorated bonus for the year of termination and (iii) certain other benefits.

Dr. Entrekin is party to an agreement with THT providing for payment of one times Dr. Entrekin's salary as a lump sum and certain other benefits in the event his employment is terminated without cause (as defined in the agreement) or Dr. Entrekin terminates his employment for good reason (as defined in the agreement).

Mr. Leonhard is party to an agreement with TIMET Savoie and is eligible for benefits under the statutory French indemnity scheme, pursuant to which he would receive certain severance benefits if his employment were terminated without cause, including: (i) six months' advance notice or payment of salary in lieu thereof by TIMET Savoie and (ii) other severance payments that would be computed based upon his age, seniority with the Company and his salary plus bonus at the time of employment termination, a portion of which would be paid by TIMET Savoie and a portion by the French government.

             Compensation Committee Report on Executive Compensation

The Compensation Committee of the Company's Board of Directors presents the following report on executive compensation.

The Compensation Committee is composed of directors who are neither officers nor employees of the Company, its subsidiaries or affiliates and who are not eligible to participate in any of the employee benefit plans administered by it. The Compensation Committee reviews and recommends compensation policies and is responsible for approving all compensation paid directly by the Company to the Company's executive officers other than base salary of the Chief Executive Officer (the "CEO"). Any action regarding the base salary of the CEO is reviewed and approved by the Board after recommendation by the Compensation Committee.

Compensation Program Objectives
The Compensation Committee believes that the Company's primary goal is to increase stockholder value, as measured by dividends paid on and appreciation in the value of the Company's equity securities. It is the Compensation Committee's policy that compensation programs be designed to attract, retain, motivate and reward employees, including executive officers, who can lead the Company in accomplishing this goal. It is also the Compensation Committee's policy that compensation programs maintain a strong risk/reward ratio, with a large component of cash compensation being tied to the Company's financial results, creating a performance-oriented environment that rewards employees for achieving pre-set financial performance levels and increasing stockholder value, thereby contributing to the long-term success of the Company.

During 2000, the Company's compensation program with respect to its executive officers, including the CEO, consisted of three primary components: base salary, variable compensation based upon Company and, in certain cases, individual performance and non-cash incentive compensation in the form of stock options and restricted stock granted under the TIMET Stock Incentive Plan.

Base Salaries
The Compensation Committee, in consultation with the CEO, reviews base salaries for the executive officers other than the CEO generally no more frequently than annually. The CEO's recommendation and the Compensation Committee's actions in 2000 regarding base salaries were based primarily upon a subjective evaluation of past and potential future individual performance and contributions, changes in individual responsibilities, and alternative opportunities that might be available to the executives in question. Also reviewed was compensation data from companies employing executives in positions similar to those whose salaries were being reviewed, as well as market conditions for executives in general with similar skills, background and performance, both inside and outside of the metals industry, and other companies with similar financial and business characteristics as the Company, or where the executive in question has similar responsibilities.

Based upon the foregoing principles and the recommendation of the CEO, the Compensation Committee approved base salary increases, effective February 1, 2000, for Dr. Entrekin, Mr. Leonhard, Mr. Musgraves and Mr. Wallace, as reflected in the "Summary Compensation Table."

Cash Incentive Plans
Awards under TIMET's Employee Cash Incentive Plan represent a significant portion of the potential annual cash compensation to employees of TIMET (from 0% to 54% of base salary for 2000, depending upon the position held by such employee) and consist of a combination of awards based on the financial performance of TIMET and, in some cases, on individual performance. All of the company's executive officers, other than Mr. Martin, were eligible to receive benefits under the Employee Cash Incentive Plan for 2000.

Potential awards under the Employee Cash Incentive Plan attributable solely to the performance of TIMET in 2000 were based on TIMET's achieving certain pre-set return on equity (ROE) goals, which the Company believes should increase stockholder value over time if they are met. Performance levels are tied to the Company's corporate-wide ROE as follows:

                                                          Performance
                               ROE                           Level
                               less than 3%                   --
                               3%-6%                          A
                               6%-12%                         B
                               12%-24%                        C
                               over 24%                       D

In 2000, the Company achieved a return on equity of less than 3%, as calculated under the Employee Cash Incentive Plan, resulting in no Company-performance based payout.

An individual performance award may be made to an executive of TIMET under the Employee Cash Incentive Plan if such executive's performance objectives were met during the prior fiscal year. Payments made to participating executive officers who are listed in the "Summary Compensation Table" above under this portion of the Employee Cash Incentive Plan for services rendered in 2000 are included under the "Bonus" column of the "Summary Compensation Table."

In 1996, the Board established the Senior Executive Cash Incentive Plan, which was approved by the Company's stockholders in 1997. This plan is currently applicable only to Mr. Martin. The Senior Executive Cash Inventive Plan provides for payments based solely upon Company performance ranging between 0% for corporate returns on equity of less than 10% up to 150% of base salary for corporate returns on equity at 30% or greater. No payments were made to Mr. Martin for 2000 under this plan based upon the Company's return on equity of less than 10%.

Apart from the foregoing plans, the Compensation Committee or the Board may from time to time award other bonuses as the Compensation Committee or Board deems appropriate from time to time under its general authority or under a separate discretionary plan.


Stock-Based Compensation
The TIMET Stock Incentive Plan supports the goal of the Compensation Committee to maximize long-term stockholder value by providing for stock-based compensation, the value of which is directly related to increases in stockholder value. Stock option grants, in particular, are considered a significant element of the Company's total compensation package for the CEO and the other executive officers of the Company. The Compensation Committee believes that compensation linked to stock price performance helps focus the executives' attention on management of the Company from the stockholders' perspective. Grants of long-term, stock-based incentives are intended to provide incentives to increase stockholder value in the future and to reward past performance by the executive.

In 2000, taking into consideration such factors as the strong labor market generally, the difficult business environment facing the Company, and the likely prospect that the Company would not be paying meaningful bonuses under its cash incentive program for the next several years (and had not made payments thereunder since 1998), the Compensation Committee, based upon the recommendation of the CEO, made grants of restricted stock to approximately 160 executives and managers, other than the CEO. Such restricted shares vest ratably on each of the first five anniversaries of the grant date.

The Compensation Committee made a grant to the CEO of non-qualified incentive stock options covering a total of 250,000 shares of TIMET Common Stock in tranches of 100,000 shares, 100,000 shares and 50,000 shares at exercise prices of $7.00, $9.00, and $11.00, respectively. Each tranche vests 40%, 20%, 20% and 20% on the second, third, fourth and fifth anniversaries, respectively, of the grant date.

Grants were made to such executive officer based upon a subjective evaluation by the Compensation Committee regarding such executive's performance and responsibilities. Grants made in 2000 are reflected in the "Stock Option/SAR Grants in Last Fiscal Year" table set forth above.

Tax Code Limitation on Executive Compensation Deductions
In 1993,  Congress  amended  the  Internal  Revenue  Code to impose a $1 million deduction limit on compensation paid to the CEO and the four other most highly compensated executive officers of public companies, subject to certain transition rules and exceptions for compensation received pursuant to non-discretionary performance-based plans approved by such company's stockholders. The Company's stockholders have previously approved the TIMET Stock Incentive Plan and the Senior Executive Cash Incentive Plan. Therefore, the Compensation Committee believes that payments made pursuant to these two plans qualify for exemption from the deductibility limit as "performance-based compensation." The Compensation Committee does not currently believe that any other existing compensation program of the Company could give rise to a deductibility limitation at current executive compensation levels. The Compensation Committee intends to periodically review the compensation plans of the Company to determine whether further action in respect of this limitation is warranted.

Chief Executive Officer Compensation
No changes to the compensation of Mr. Martin, as Chairman and CEO, were made or proposed for 2000.

The foregoing report on executive compensation has been furnished by the Company's Compensation Committee of the Board of Directors.


                           Management Development and Compensation Committee Edward C. Hutcheson, Jr. (Chair)
                           General Thomas P. Stafford

                           Independent Auditor Matters

Independent Auditors
The firm of PricewaterhouseCoopers LLP served as TIMET's independent auditors for the year ended December 31, 2000, has been appointed to review TIMET's quarterly unaudited consolidated financial statements to be included in its Quarterly Reports on Form 10-Q for the first three quarters of 2001 and is expected to be considered for appointment to audit TIMET's annual consolidated financial statements for the year ending December 31, 2001. Representatives of PricewaterhouseCoopers LLP are expected to attend the Meeting.

Audit Committee Report
TIMET's management is primarily responsible for preparing TIMET's financial statements in accordance with accounting principles generally accepted in the United States and for the reporting process, including the system of internal controls. TIMET's independent auditors are responsible for auditing TIMET's consolidated financial statements in accordance with auditing principles generally accepted in the United States. The Audit Committee serves as an independent and objective party to oversee and review TIMET's auditing, accounting and financial reporting processes on behalf of the Board of Directors.

The Audit  Committee has reviewed and  discussed  TIMET's  audited  consolidated financial statements for the year ended December 31, 2000 with TIMET's management and independent auditors. In fulfilling its oversight responsibilities, the Audit Committee also discussed with the independent auditors the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements, as required by Statement on Auditing Standards No. 61. The Audit Committee also received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence from management and the Company. The Audit Committee also considered whether the independent auditors' provision of non-audit services to TIMET and its subsidiaries is compatible with such auditors' independence. Additionally, the Audit Committee discussed with TIMET's management and the independent auditors such other matters as the Audit Committee deemed appropriate. Based on the Audit Committee's review of TIMET's audited consolidated financial statements and the Audit Committee's discussions with TIMET's management and independent auditors of the matters identified above, the Audit Committee recommended to the Board of Directors that TIMET's audited consolidated financial statements for the year ended December 31, 2000 be included in TIMET's Annual Report on Form 10-K for the year ended December 31, 2000, which has been filed with the Commission.


                                              Audit Committee
                                              Gen. Thomas P. Stafford (Chair)
                                              Edward C. Hutcheson, Jr.

Audit and Other Fees
PricewaterhouseCoopers LLP has billed or is expected to bill to TIMET for services rendered for 2000 as follows: Audit Fees of $454,300 and $198,000 for all other fees. TIMET did not incur fees for Financial Information Systems
Design and Implementation during 2000. The Audit Fees include, without duplication, (a) fees for the audit of TIMET's consolidated financial statements for the year ended December 31, 2000, (b) reviews of the unaudited quarterly financial statements appearing in TIMET's Forms 10-Q for each of the first three quarters of 2000 and (c) estimated out-of-pocket costs PricewaterhouseCoopers LLP incurred in such audits and reviews, for which TIMET reimburses PricewaterhouseCoopers LLP.


                                Performance Graph

Set forth below is a line graph comparing, for the period June 5, 1996 (the date upon which TIMET Common Stock was first registered under Section 12 of the Exchange Act) through December 31, 2000, the cumulative total stockholder return on TIMET Common Stock against the cumulative total return of (a) the S&P Composite 500 Stock Index and (b) a self-selected peer group, comprised solely of RTI International Metals, Inc. (NYSE: RTI) (formerly RMI Titanium Company), the principal U.S. competitor of TIMET in the titanium metals industry for which meaningful, same-period stockholder return information is available. The graph shows the value at December 31 of each year, assuming an original investment of $100 in each and reinvestment of cash dividends and other distributions to stockholders.


       Comparison of Cumulative Return among Titanium Metals Corporation,
           S&P Composite 500 Stock Index and Self-Selected Peer Group

                                    [GRAPH]

                     Certain Relationships and Transactions

Relationships with Related Parties
As set forth under the heading "Security Ownership" above, TIMET may be deemed to be controlled by Harold C. Simmons. Tremont and other entities that may be deemed to be controlled by or related to Mr. Simmons sometimes engage in (a) intercorporate transactions with related companies such as guarantees, management and expense sharing arrangements, shared fee arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account, and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties, and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases, and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of a publicly held, minority equity interest in another related party. TIMET continuously considers, reviews and evaluates, and understands that Contran, Valhi, NL, Tremont and related entities also consider, review and evaluate, such transactions. Depending upon the business, tax and other objectives then relevant, it is possible that TIMET might be a party to one or more of such transactions in the future. It is the policy of TIMET to engage in transactions with related parties on terms that are, in the opinion of TIMET, no less favorable to TIMET than could be obtained from unrelated parties.

J. Landis Martin, Chairman of the Board, President and Chief Executive Officer of TIMET, is also Chairman of the Board, President and Chief Executive Officer of Tremont. Mr. Martin also serves as a director and President and Chief Executive Officer of NL. Glenn R. Simmons, a director of TIMET, is also Chairman of the Board of Keystone and CompX, Vice Chairman of the Board of Contran and Valhi and a director of Tremont and NL. General Thomas P. Stafford, a director of TIMET, is also a director of Tremont and NL. Steven L. Watson, a director of TIMET, is also an executive officer of Contran and Valhi, and a director of Contran, CompX, Keystone, Valhi, NL and Tremont and an Assistant Secretary of Tremont. Robert E. Musgraves, Executive Vice President and General Counsel of TIMET, is also Vice President, General Counsel and Secretary of Tremont. Mark A. Wallace, Executive Vice President, Chief Financial Officer and Treasurer of TIMET, is also Vice President, Chief Financial Officer and Treasurer of Tremont. Joan H. Prusse, Vice President, Deputy General Counsel and Secretary of TIMET, is also Assistant General Counsel and Assistant Secretary of Tremont. Robert D. Hardy, Assistant Treasurer of TIMET, holds a similar position at Tremont and is also Vice President and Controller of NL. Sandra K. Goebel is an Assistant Secretary of both TIMET and Tremont. Elizabeth Maercklein and Robert Serocki are Assistant Treasurers of both TIMET and Tremont. TIMET understands that all such persons are expected to continue to serve in such capacities in 2001. Such individuals divide their time among the companies for which they serve as officers. Such management interrelationships and intercorporate relationships may lead to possible conflicts of interest. These possible conflicts of interest may arise from the duties of loyalty owed by persons acting as corporate fiduciaries to two or more companies under circumstances in which such companies may have conflicts of interest.

Although no specific procedures are in place that govern the treatment of transactions among TIMET, Tremont, Contran, Valhi, and NL, the board of directors of each of these companies (with the exception of Contran) includes one or more members who are not officers or directors of any entity that may be deemed to be related to TIMET. Additionally, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors and officers owe fiduciary duties of good faith and fair dealing to stockholders of all the companies for which they serve.

Contractual Relationships

Tremont Intercorporate Services Agreement
TIMET and Tremont are parties to an intercorporate services agreement (the "Tremont ISA") that provides that TIMET will render certain management, financial, tax and administrative services to Tremont, including provision for the reimbursement by Tremont to TIMET of a portion of the salary, bonus and overhead expense for the executive officers of Tremont. The Tremont ISA is subject to automatic renewal and may be terminated by either party pursuant to written notice delivered at least 30 days prior to a quarter-end. During 2000, fees for services provided by TIMET to Tremont were approximately $0.3 million. TIMET expects to enter into a similar agreement for 2001 providing for comparable services and payments.

NL Intercorporate Services Agreement
TIMET and NL are parties to an intercorporate services agreement (the "NL ISA") whereby NL makes available to TIMET certain services with respect to TIMET's tax, insurance, risk management, real property and internal audit needs. TIMET paid NL fees of approximately $0.4 million for services pursuant to the NL ISA during 2000. The NL ISA is subject to automatic renewal and may be terminated by either party pursuant to written notice delivered at least 30 days prior to a quarter-end. In 2001, NL will cease providing real property and risk management services to TIMET, and TIMET expects to pay a smaller amount to NL for services provided in 2001.

Utility Services
In connection with the operations of TIMET's Henderson, Nevada facility, TIMET purchases certain utility services from Basic Management, Inc. and its subsidiaries (collectively, "BMI") pursuant to various agreements. A wholly owned subsidiary of Tremont owns approximately 32% of the outstanding equity securities of BMI (representing 26% of the voting securities of BMI). During 2000, fees for such utility services provided by BMI to TIMET were approximately $2.3 million.

Shareholders' Agreement
In connection with the acquisition by TIMET in 1996 of IMI Titanium, TIMET, Tremont, IMI, plc ("IMI") and two of IMI's affiliates, IMI Kynoch Ltd. and IMI Americas Inc., entered into an agreement dated February 15, 1996, as amended March 29, 1996 (the "Shareholders' Agreement"). The Shareholders' Agreement contains provisions that regulate certain matters relating to the governance of TIMET originally as among TIMET, Tremont and its affiliates and IMI and its affiliates. TIMET agreed in the Shareholders' Agreement that, among other things, so long as Tremont (as the only remaining shareholder party) continues to hold at least 10% of the outstanding shares of TIMET Common Stock, TIMET will not, without the approval of Tremont, cause or permit the dissolution or liquidation of itself or any of its subsidiaries or the filing by itself of a petition in bankruptcy, or the commencement by TIMET of any other proceeding seeking relief from its creditors. TIMET also agreed to provide Tremont certain periodic information about TIMET and its subsidiaries, which right is subject to confidentiality restrictions.

Registration Rights
Under the Shareholders' Agreement, Tremont is entitled to certain rights with respect to the registration under the Securities Act of the shares of TIMET Common Stock that Tremont holds. The Shareholders' Agreement generally provides, subject to certain limitations, that (i) Tremont has two rights, only one of which can be on Form S-1, to require TIMET to register under the Securities Act an amount of not less than $25 million of registrable securities, and (ii) if TIMET proposes to register any securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor or similar form), whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, Tremont has the right to require TIMET to include in such registration the registrable securities held by Tremont or its permitted transferees so long as Tremont holds in excess of 5% of the outstanding shares of TIMET Common Stock (or to sell the entire balance of any such registrable securities even though less than 5%). TIMET is obligated to pay all registration expenses in connection with a registration under the Shareholders' Agreement. Under certain circumstances, the number of shares included in such a registration may be limited. TIMET has agreed to indemnify the holders of any registrable securities to be covered by a registration statement pursuant to the Shareholders' Agreement, as well as the holders' directors and officers and any underwriters and selling agents, against certain liabilities, including liabilities under the Securities Act.

Option Reimbursement Agreement
In 1996, IMI and UTSC, which were, along with Tremont, the sole shareholders of TIMET at that time, each entered into a separate agreement with TIMET and Tremont whereby IMI and UTSC each agreed to reimburse Tremont for a portion of the cost to Tremont associated with the exercise of certain Tremont stock options issued to employees of TIMET pursuant to the Tremont Stock Incentive Plan. The reimbursement payments are calculated by multiplying (x) the number of shares of Tremont Common Stock covered by such exercised option by (y) the difference between (i) the closing sale price of Tremont Common Stock on the NYSE Composite Tape on the date of exercise, not to exceed $34, minus (ii) $16.625, and (z) multiplying the resulting product by (i) 0.16 in the case of UTSC and (ii) 0.34 in the case of IMI. The maximum aggregate payments to be made by IMI and UTSC to Tremont under such agreements are limited to $1.1 million and $520,000, respectively. Pursuant to these agreements, reimbursements due from IMI and UTSC to Tremont were approximately $77,000 and $36,000, respectively, at December 31, 2000. In March 2001, UTSC, Tremont and TIMET agreed to the termination of such agreement among them in consideration of a payment by UTSC to Tremont of approximately $145,000.

Aircraft
NL owns a 25% undivided interest in an aircraft. NL charged $48,735 to TIMET for use of the aircraft during 2000.

Insurance Commissions
Tall Pines Insurance Company ("Tall Pines," a wholly owned subsidiary of Tremont), Valmont (a wholly owned subsidiary of Valhi), and EWI RE, Inc. ("EWI") broker or issue certain of TIMET's and Tremont's insurance policies. Parties related to Contran hold 100% of the outstanding common stock of EWI. Through December 31, 2000, a son-in-law of Harold C. Simmons managed the operations of EWI. Subsequent to December 31, 2000, such son-in-law provides advisory services to EWI as requested by EWI. Consistent with insurance industry practices, Tall Pines, Valmont and EWI receive commissions from the insurance and reinsurance underwriters for the policies that they broker or issue. During 2000, TIMET and Tremont paid approximately $2.4 million and $0.3 million, respectively, for policies brokered or issued by Tall Pines, Valmont and EWI. These amounts principally included payments for insurance and reinsurance premiums paid to unrelated third parties, but also included commissions paid to Tall Pines, Valmont and EWI. In TIMET's opinion, the amounts that TIMET paid for these insurance policies are reasonable and similar to those it could have obtained through unrelated insurance companies and/or brokers. TIMET understands that Tremont takes the same view with respect to the amounts paid by Tremont. TIMET expects that these relationships with Tall Pines, Valmont, and EWI will continue in 2001.

TIMET Executive Stock Ownership Loan Plan
In 1998, the TIMET Board of Directors approved a loan plan designed to assist TIMET's executive officers in meeting certain goals established with respect to their ownership of TIMET Common Stock (extended in February 2001 to include loans for the payment of taxes payable with respect to vesting shares of restricted stock). Each executive may borrow up to 50% of his or her base salary per calendar year and 200% of such base salary in the aggregate. Interest accrues at a rate equal to .0625% per annum above TIMET's effective borrowing rate at the time of the loan, subject to annual adjustment, and is payable quarterly. The effective interest rate in 2000 was 7.693% (approximately 8.226% for 2001). Principal is repayable in five equal annual installments commencing on the sixth anniversary of the loan. Repayment of the loans is secured by the stock purchased with the loan proceeds or the stock for which loan proceeds were used to pay taxes. The loans are "full recourse" to the executive personally, except that in the case of a sale of all of the collateral by TIMET upon an event of default or upon the termination of the executive's employment, whether for cause or otherwise, the borrower's personal liability for repayment of the loan is limited to 70% of the principal amount remaining after sale and application of the proceeds from the sale of the stock. The following table identifies the executive officers of Tremont who were indebted to TIMET under this program during 2000 and as of the Record Date:

                                                   Maximum Principal         Principal
                                                  Amount Outstanding       Outstanding as
                                                    during 2000 ($)              of
                                                                         March 23, 2001($)
                Name

                Andrew R. Dixey                        158,807               161,878
                Charles H. Entrekin, Jr.                 46,755                  -0-
                Robert E. Musgraves                      87,461              113,708
                Mark A. Wallace                             -0-               26,313

In March 2000, the TIMET Board approved an extension of the repayment term for Mr. Dixey (along with certain other former TIMET executives) until the earlier of five years after termination of employment or the date on which the stock collateral could be sold and the loan fully liquidated at no loss. Any accrued interest during such period may be deferred, in which case it will be added to the principal amount outstanding.

TIMET believes that the terms of the foregoing contractual relationships, agreements and other transactions with related parties were no less favorable to TIMET than it might have obtained from unaffiliated third parties.

             Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires TIMET's executive officers, directors, and persons who own beneficially more than 10% of a registered class of TIMET's equity securities to file reports of ownership and changes in ownership with the Commission and TIMET. Based solely on a review of copies of the Section 16(a) reports furnished to TIMET and written representations by certain reporting persons, TIMET believes that all of TIMET's executive officers, directors and greater than 10% beneficial owners filed on a timely basis all reports required during and with respect to the fiscal year ended December 31, 2000, except for a single late report on Form 3 by David P. Burlage, a former officer of TIMET.

                  Stockholder Proposals for 2002 Annual Meeting

Stockholders may submit proposals on matters appropriate for stockholder action at TIMET's annual stockholder meetings, consistent with rules adopted by the Commission. Such proposals must be received by TIMET no later than December 12, 2001 to be considered for inclusion in the proxy statement and form of proxy relating to the 2002 Annual Meeting of Stockholders. Any such proposals should be addressed to: Corporate Secretary, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202.

                                  Other Matters

The Board of Directors knows of no other business to be presented for consideration at the Meeting. If any other matters properly come before the Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their best judgment.

                         2000 Annual Report on Form 10-K

TIMET's 2000 Annual Report on Form 10-K, as filed with the Commission, is included as a part of TIMET's 2000 Annual Report which accompanies this Proxy Statement. Additional copies are available to stockholders without charge upon request by writing: Investor Relations Department, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202.

                                   Appendix A

Appended to this Proxy Statement as Appendix A is the Corporation's Audit Committee Charter.


                                                    TITANIUM METALS CORPORATION

Denver, Colorado
April 11, 2001

                                   APPENDIX A

                           TITANIUM METALS CORPORATION

                                Committee Charter

                                  May 17, 2000
                                ----------------

                                   ARTICLE I.
                                     PURPOSE

           The Audit Committee (the "Committee") of Titanium Metals Corporation (the "Corporation") assists the Corporation's Board of Directors in fulfilling its oversight responsibilities relating to the financial accounting and reporting practices of the Corporation. The Committee's primary responsibilities are to serve as an independent and objective party to review the Corporation's auditing, accounting and financial reporting processes. The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Article V of this Charter.

                                   ARTICLE II.
                     RELATIONSHIP WITH THE OUTSIDE AUDITORS

           The Corporation's outside auditor is ultimately responsible to the Board of Directors and the Committee. The Board of Directors, with the advice of the Committee, has the ultimate authority and responsibility to select, evaluate and replace the outside auditors.

           Management is responsible for preparing the Corporation's financial statements. The Corporation's outside auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter these traditional responsibilities.

           The Corporation's outside auditors, management and internal auditors have more available time and information about the Corporation than does the Committee. Accordingly, the Committee's role does not provide any special assurances with regard to the Corporation's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the outside auditors.

                                  ARTICLE III.
                                   COMPOSITION

           The Committee shall be comprised of three or more directors as determined by the Board (provided, however, that the number may be less than three to the extent permitted by applicable law and the requirements of any exchange on which the Corporation's securities are listed from time-to-time). The Board of Directors shall also designate a chairperson of the Committee. The Board of Directors shall, in its business judgment, assure that each member of the Committee individually and the Committee as a whole satisfies in all respect any requirements for audit committee membership or composition, including without limitation any requirements with respect to independence, financial literacy, or financial background, imposed under any applicable law or under the requirements of any exchange on which the Corporation's securities are listed from time-to-time.

                                   ARTICLE IV.
                                    MEETINGS

           The Committee shall meet regularly and as circumstances dictate, all as determined by the Committee. Regular meetings of the Committee may be held without notice at such time and at such place as shall from time to time be determined by the chairperson of the Committee or by the chief executive officer, president or secretary of the Corporation. Special meetings of the Committee may be called by or at the request of any member of the Committee, any of the Corporation's executive officers, the Corporation's director of internal auditing or the Corporation's outside auditors, in each case on at least twenty-four hours notice to each member of the Committee.

           If the Board of Directors, management of the Corporation, the Corporation's director of internal auditing or the Corporation's outside auditors desire to discuss matters in private, the Committee shall meet separately with such person or group.

           A majority of the Committee members shall constitute a quorum for the transaction of the Committee's business. Unless otherwise required by applicable law, the Corporation's certificate of incorporation or bylaws or the Board of Directors, the Committee shall act upon the vote or consent of a majority of its members at a duly called meeting at which a quorum is present. Any action of the Committee may be taken by a written instrument signed by all of the members of the Committee. Meetings of the Committee may be held at such place or places as the Committee shall determine or as may be specified or fixed in the respective notices or waivers of a meeting. Members of the Committee may participate in Committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

                                   ARTICLE V.
                               SPECIFIC ACTIVITIES

           Without limiting the Committee's authority, the Committee shall carry out the following specific activities. In doing so, the Committee shall have the authority to investigate any matter brought to its attention, with full access to all books, records, facilities, and personnel of the Corporation and the power to retain outside counsel or other experts for this purpose.

Section 5.1.  Review of Documents and Reports

(a)        Review and reassess this Charter at least annually.

(b) Review of the Corporation's Annual Report on Form 10-K, including the Corporation's year end financial statements, before its release each year. Consider whether the information contained in the Annual Report on Form 10-K is adequate and consistent with the Committee members' knowledge about the Corporation and its operations. If determined to be appropriate, recommend that the audited financial statements be included in the Annual Report on Form 10-K.

(c) Review and discuss with the outside auditors the Corporation's interim financial statements (which may be satisfied through a discussion between the outside auditors and the chairperson of the Committee).

(d) Review with management of the Corporation and the Corporation's outside auditors the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

(e) Review the internal reports to management prepared by the internal auditors and management's response thereto.

Section 5.2.  Internal Auditing

(a)        Oversee the activities of the Corporation's internal auditors.

Section 5.3.  Outside Auditors

(a) Recommend to the Board of Directors the selection of the outside auditors, consider the independence and effectiveness of the outside auditors, and approve the fees and other compensation to be paid to the outside auditors. The Committee shall receive the written disclosures required by generally accepted auditing standards. On an annual basis, the Committee shall require the outside auditors to provide the Committee with a written statement delineating all relationships between the outside auditors and the Corporation. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor. The Committee shall recommend that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

(b) Prior to the annual audit, review with the outside auditors the scope and approach of the annual audit.

(c) After the annual audit, review with the outside auditors their report on the results of the annual audit.

(d) Ensure that the outside auditors inform the Committee of any fraud, illegal acts or deficiencies in internal control of which they become aware and communicate certain required matters to the Committee.

(e) Review with the outside auditors their performance and recommend to the Board of Directors any proposed discharge of the outside auditors when circumstances warrant.

(f) Direct and supervise special audit inquiries by the internal or outside auditors as the Board of Directors or the Committee may request.

Section 5.4.  Financial Reporting Processes

(a) Review significant accounting and reporting issues, including recent professional and regulatory pronouncements or proposed pronouncements, and understand their impact on the Corporation's financial statements.

Section 5.5.  Process Improvement

(a) Ensure that significant findings and recommendations made by the internal and outside auditors are received and discussed on a timely basis with the Committee and management.

(b) Review any significant disagreement among management and the internal or outside auditors in connection with the execution of the annual audit or the preparation of the financial statements.

Section 5.6.  Reporting Responsibilities

(a) Regularly update the Board of Directors about Committee activities and make appropriate recommendations.

                                   ARTICLE VI.
                                  MISCELLANEOUS

           The Committee may perform any other  activities  consistent with this
Charter,  the  Corporation's   certificate  of  incorporation  and  bylaws,  and
governing law, as the Committee or the board deems necessary or appropriate.

                                     [LOGO]

                           Titanium Metals Corporation
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202

                                      PROXY


                           Titanium Metals Corporation
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202

                    Proxy for Annual Meeting of Stockholders
                                  May 22, 2001

The undersigned hereby appoints Robert E. Musgraves, Joan H. Prusse and Mark A. Wallace, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2001 Annual Meeting of Stockholders (the "Meeting") of Titanium Metals Corporation, a Delaware corporation ("TIMET"), to be held at the TIMET's executive offices located at 1999 Broadway, Suite 4300, Denver, Colorado on Tuesday, May 22, 2001, at 10:00 a.m. (local time), and at any adjournment or postponement of said Meeting, all of the shares of Common Stock ($.01 par value) of TIMET standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side of this card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TITANIUM METALS CORPORATION. PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                (Continued and to be signed on the reverse side)

                                SEE REVERSE SIDE

[X]       Please mark your votes as in this example.

This proxy, if properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees named in
Item 1 below.

The Board of Directors recommends a vote "FOR" each of the director nominees named in Item 1 below.

1.         Election of Five Directors       FOR ALL           WITHHELD AS TO ALL
                                     (except as marked below)

                                              [_]                      [_]

           Nominees
           Edward C. Hutcheson, Jr., J. Landis
           Martin, Glenn R. Simmons, General
           Thomas P. Stafford, Steven L. Watson

Vote withheld as to the following nominee(s):_________________________________

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.



[_] Check this box if you consent to delivery of all future corporate communications, including proxy statements and annual reports to shareholders, electronically through TIMET's Internet Website.

    Please sign exactly as your name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please show full corporate name and sign authorized officer's name and title. If a partnership, please show full partnership name and sign authorized person's name and title.

    The  undersigned   hereby  revokes  all  proxies  heretofore  given  by  the
    undersigned to vote at such meeting and any adjournment or postponements thereof.


                                       --------------------------------

                                                                   2001
                                       SIGNATURE(S)                DATE